The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2017

Citigroup Global Markets Holdings Inc.	February----, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017-USNCH0365 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-214120 and 333-214120-03

Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

■	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount, depending on the performance of an equally weighted basket (the “basket”) of ten stocks as measured from the strike date to the valuation date.

■	The securities offer leveraged exposure to a limited range of potential appreciation of the basket as described below. In exchange for this leverage within a limited range, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components during the term of the securities. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the basket depreciates from the initial basket level on the strike date to the final basket level, you will lose 1% of the stated principal amount of your securities for every 1% of that depreciation. There is no minimum payment at maturity.

■	The companies included in the basket all derive a significant portion of their revenues from the financial technology, financial services or e-commerce industries. Accordingly, the basket is not a diversified basket and will be subject on a concentrated basis to risks affecting these industries.

■	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY Terms
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	See page PS-2
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Strike date:	February 1, 2017
Pricing date:	February , 2017 (expected to be February 6, 2017)
Issue date:	February , 2017 (four business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	August , 2018 (expected to be August 6, 2018), subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component
Maturity date:	August , 2018 (expected to be August 9, 2018)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, you will receive an amount in U.S. dollars equal to:

▪ If the final basket level is greater than the initial basket level:

$1,000 + the leveraged return amount, subject to the maximum return at maturity

▪ If the final basket level is less than or equal to the initial basket level:

$1,000 × the basket performance factor

If the basket depreciates from the initial basket level to the final basket level, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Initial basket level:	100, which was set on the strike date
Final basket level:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component: 1/10 × the component return of that basket component
Component return:	For each basket component: (final component price – initial component price) / initial component price
Final component price:	For each basket component, its closing price on the valuation date
Leveraged return amount:	$1,000 × the basket return percentage × the leverage factor
Leverage factor:	200.00%
Basket return percentage:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
Maximum return at maturity:	$175.00 per security (17.50% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,175.00 per security.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CEY8 / US17324CEY84
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$15.00	$985.00
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $910.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $15.00 for each $1,000 security sold in this offering. Selected dealers not affiliated with CGMI and their financial advisors will collectively receive from CGMI a selling concession of up to $15.00 for each $1,000 security they sell. Selected dealers through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our selected dealers, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-05 dated October 14, 2016      Prospectus Supplement and Prospectus each dated October 14, 2016

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

KEY Terms (continued)
Basket:	Basket Component	Weighting	Initial Component Price*
	Common stock of PayPal Holdings, Inc. (NASDAQ: “PYPL”)	1/10	$39.31
	Common stock of VeriFone Systems, Inc. (NYSE: “PAY”)	1/10	$18.12
	Common stock of Fidelity National Information Services, Inc. (NYSE: “FIS”)	1/10	$79.02
	Common stock of Capital One Financial Corporation (NYSE: “COF”)	1/10	$87.51
	Common stock of Discover Financial Services (NYSE: “DFS”)	1/10	$68.77
	Class A common stock of Visa Inc. (NYSE: “V”)	1/10	$82.44
	Common stock of FleetCor Technologies, Inc. (NYSE: “FLT”)	1/10	$146.34
	Common stock of Blackhawk Network Holdings, Inc. (NASDAQ: “HAWK”)	1/10	$35.95
	Common stock of Amazon.com, Inc. (NASDAQ: “AMZN”)	1/10	$832.35
	American depositary shares (“ADSs”) representing ordinary shares of Alibaba Group Holding Limited (NYSE: “BABA”)	1/10	$101.57

* The initial component price for each basket component is the closing price of that basket component on the strike date.

All references in this pricing supplement to stocks generally include ADSs.

The basket is composed of companies that derive a significant portion of their revenues from the financial technology, financial services or e-commerce industries. Accordingly, the basket is subject to concentrated risks associated with those industries. The securities are intended for investors who have made an independent determination to obtain investment exposure to the basket. Our offering of the securities is not a recommendation to make an investment linked to the basket. Furthermore, we make no representation about the ability of the basket to represent the performance of these industries generally.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of a basket component, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be based on (i) for each unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for each affected basket component, its closing price on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Dilution and reorganization adjustments. The initial component price for each basket component is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component price for each basket component is subject to adjustment upon the occurrence of any of the events described in that section.

Hypothetical Examples

The diagram below illustrates your payment at maturity on the securities for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends paid on the basket components. The examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

February 2017	PS-2

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Upturn Securities Payment at Maturity Diagram

Your actual payment at maturity per security will depend on the actual final basket level. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (an approximately 5.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (Hypothetical Component Return times 1/10)
Common stock of PayPal Holdings, Inc.	35.00%	3.50%
Common stock of VeriFone Systems, Inc.	-35.00%	-3.50%
Common stock of Fidelity National Information Services, Inc.	20.00%	2.00%
Common stock of Capital One Financial Corporation	25.00%	2.50%
Common stock of Discover Financial Services	-20.00%	-2.00%
Class A common stock of Visa Inc.	-25.00%	-2.50%
Common stock of FleetCor Technologies, Inc.	10.00%	1.00%
Common stock of Blackhawk Network Holdings, Inc.	20.00%	2.00%
Common stock of Amazon.com, Inc.	60.00%	6.00%
ADSs representing ordinary shares of Alibaba Group Holding Limited	-40.00%	-4.00%
Sum of hypothetical weighted component returns:		5.00%

February 2017	PS-3

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 5%)
= 100 × 1.05
= 105

Basket return percentage	= (final basket level – initial basket level ) / initial basket level
= (105 – 100) / 100
= 5%

Payment at maturity per security	= $1,000 + the leveraged return amount, subject to the maximum return at maturity of $175.00
= $1,000 + ($1,000 × the basket return percentage × the leverage factor), subject to the maximum return at maturity of $175.00
= $1,000 + ($1,000 × 5% × 200%), subject to the maximum return at maturity of $175.00
= $1,000 + $100.00, subject to the maximum return at maturity of $175.00
= $1,100.00

In this example, because the basket has appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $100.00 per security results in a total return at maturity of 10.00%, which is less than the maximum return at maturity of 17.50%, your payment at maturity would be equal to the $1,000 stated principal amount per security plus the leveraged return amount, for a total of $1,100.00 per security. In this example, four basket components depreciated significantly, offsetting to a significant degree the appreciation of the other basket components and reducing the overall basket performance.

Example 2—Upside Scenario B. The hypothetical final basket level is 150.00 (an approximately 50.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (Hypothetical Component Return times 1/10)
Common stock of PayPal Holdings, Inc.	20.00%	2.00%
Common stock of VeriFone Systems, Inc.	35.00%	3.50%
Common stock of Fidelity National Information Services, Inc.	85.00%	8.50%
Common stock of Capital One Financial Corporation	50.00%	5.00%
Common stock of Discover Financial Services	60.00%	6.00%
Class A common stock of Visa Inc.	20.00%	2.00%
Common stock of FleetCor Technologies, Inc.	35.00%	3.50%
Common stock of Blackhawk Network Holdings, Inc.	90.00%	9.00%
Common stock of Amazon.com, Inc.	100.00%	10.00%
ADSs representing ordinary shares of Alibaba Group Holding Limited	5.00%	0.50%
Sum of hypothetical weighted component returns:		50.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 50%)
= 100 × 1.50
= 150

Basket return percentage	= (final basket level – initial basket level ) / initial basket level
= (150 – 100) / 100
= 50%

Payment at maturity per security	= $1,000 + the leveraged return amount, subject to the maximum return at maturity of $175.00
= $1,000 + ($1,000 × the basket return percentage × the leverage factor), subject to the maximum return at maturity of $175.00
= $1,000 + ($1,000 × 50% × 200%), subject to the maximum return at maturity of $175.00
= $1,000 + $1,000.00, subject to the maximum return at maturity of $175.00
= $1,175.00

In this example, because the basket has appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $1,000.00 per security results in a total return at maturity of 100.00%, which is greater than the maximum return at maturity of 17.50%, your payment at maturity would be equal to the $1,000 stated principal amount per security plus the maximum return at maturity, for a total of $1,175.00 per security. In this example, the securities significantly underperform a direct investment in the basket components.

February 2017	PS-4

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Example 3—Downside Scenario. The hypothetical final basket level is 30.00 (an approximately 70.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (Hypothetical Component Return times 1/10)
Common stock of PayPal Holdings, Inc.	-65.00%	-6.50%
Common stock of VeriFone Systems, Inc.	-30.00%	-3.00%
Common stock of Fidelity National Information Services, Inc.	-80.00%	-8.00%
Common stock of Capital One Financial Corporation	-85.00%	-8.50%
Common stock of Discover Financial Services	-90.00%	-9.00%
Class A common stock of Visa Inc.	-70.00%	-7.00%
Common stock of FleetCor Technologies, Inc.	-85.00%	-8.50%
Common stock of Blackhawk Network Holdings, Inc.	-60.00%	-6.00%
Common stock of Amazon.com, Inc.	-80.00%	-8.00%
ADSs representing ordinary shares of Alibaba Group Holding Limited	-55.00%	-5.50%
Sum of hypothetical weighted component returns:		-70.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + -70%)
= 100 × 0.3
= 30

Basket performance factor	= final basket level / initial basket level
= 30 / 100
= 30%

Payment at maturity per security	= $1,000 × basket performance factor
= $1,000 × 30%
= $300.00

In this example, because the basket depreciated from the initial basket level to the hypothetical final basket level, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

■	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities and you may lose up to all of your investment.

■	The initial component prices of the basket components were the closing prices of the basket components on the strike date, which may be higher than the closing prices of the basket components on the pricing date. The initial component prices of the basket components were the closing prices of the basket components on the strike date, which may be higher than the closing prices of the basket components on the pricing date. In general, the higher the initial component prices of the basket components, the lower the component return will be. If the closing price of one or more basket components on the pricing date is less than their applicable initial component price that was set on the strike date, the terms of the securities may be less favorable to

February 2017	PS-5

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the basket components’ initial component prices set on the pricing date.

■	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

■	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 17.50%, which is equivalent to a maximum return at maturity of $175.00 per security. Taking into account the leverage factor, any increase in the final basket level over the initial basket level by more than 8.75% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

■	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

■	Your payment at maturity depends on the closing prices of the basket components on a single day. Because your payment at maturity depends solely on the closing prices of the basket components on the valuation date, you are subject to the risk that the closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing prices of the basket components throughout the term of the securities, you might have achieved better returns.

■	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

■	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

■	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

■	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, any positive or negative correlation among the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

■	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

February 2017	PS-6

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

■	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

■	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the prices of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

■	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

■	Investors in the securities have concentrated exposure to risks relating to the financial technology, financial services and e-commerce industries. The basket component issuers are companies that derive a significant portion of their revenues from the financial technology, financial services or e-commerce industries. As a result, investors in the securities have concentrated exposure to risks relating to these industries. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

■	The basket components may offset each other. At a time when certain basket components perform favorably, other basket components may perform unfavorably. Any basket components with unfavorable performance will offset any favorable performance of the other basket components. Although the basket component issuers all derive a significant portion of their revenues from the financial technology, financial services or e-commerce industries and will be subject to risks specific to these industries, there are difference among these industries and the basket components have varying degrees of exposure to different geographic regions and other market segments, each of which may have its own risks. In addition, the basket component issuers will be subject to risks specific to each company. The fact that we are offering a security linked to the basket components does not indicate that we believe the basket components are or are not correlated with each other. An investor should review the publicly available information regarding the issuers of the basket components to reach one’s own independent conclusion as to the relationship among the basket components and in order to evaluate any other relevant characteristics related to the issuers of the basket components. Neither we nor any of our subsidiaries makes any representation to you as to the characteristics of the basket components or any relationship or correlation among of the basket components.

■	The historical performance of the basket components is not an indication of their future performance. The historical performance of the basket components, which is included in this pricing supplement, should not be taken as an indication of their future performances during the term of the securities.

■	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the prices of the basket components. For example, the calculation agent will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described below, partial tender offers or additional public offerings of the basket components. Moreover, the adjustments the calculation agent does make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the basket components would not.

■	Even if a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on a basket component unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the basket component on the date of declaration of the dividend. Any dividend will reduce the closing price of a basket component by the amount of the dividend per

February 2017	PS-7

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

share. If a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

■	If any basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting of Company Shares” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

■	The securities may become linked to shares of an issuer other than the original issuer of a basket component upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of its common stock to receive stock of another entity, the stock of such other entity will become the common stock represented by the basket component for all purposes of the securities upon consummation of the merger. Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares representing the common stock of another issuer to be a successor basket component. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares” in the accompanying product supplement.

■	The securities are subject to risks associated with non-U.S. companies. One of the basket component issuers is Alibaba Group Holding Limited, a Chinese issuer that is subject to risks associated with China. The price of Alibaba Group Holding Limited’s ordinary shares and ADSs representing its ordinary shares, therefore, may be affected by political, economic, financial and social factors in China, including changes in China’s governmental, economic and fiscal policies, currency exchange laws or other laws or restrictions. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies. In addition, share prices of companies located in emerging markets, such as China, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of the securities, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

■	The securities are subject to currency exchange rate risk. As Alibaba Group Holding Limited has its main operations in China and derives its revenues in Chinese renminbi, fluctuations in the exchange rate between the Chinese renminbi and the U.S. dollar may affect the market price of the Alibaba ADSs, which may consequently affect the value of the securities. The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the Chinese government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The People’s Bank of China, the monetary authority in China, sets the spot rate of the Chinese renminbi, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the Chinese renminbi/U.S. dollar exchange rate. In the future, the Chinese government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of the Chinese renminbi in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in China, the United States or elsewhere and by macroeconomic factors and speculative actions. To the extent that management of the Chinese renminbi by the People’s Bank of China has resulted in and currently results in trading levels that do not fully reflect market forces, any further changes in the government’s management of the Chinese renminbi could result in significant movement in the value of the Chinese renminbi. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in China and the United States, including economic and political developments in other countries. The value of Alibaba ADSs and thus the value of the securities as well as the payments on the securities may be affected by the actions of the Chinese government, by currency fluctuations in response to other market forces and by the movement of currencies across borders.

■	There are important differences between the rights of holders of ADSs and the rights of holders of the ordinary shares represented by the ADSs. Because the securities are linked in part to the performance of ADSs representing ordinary shares of Alibaba Group Holding Limited, you should be aware that the securities are linked to the price of the ADSs and not the underlying equity and there exist important differences between the rights of holders of ADSs and the underlying equity. Each ADS is a security evidenced by American Depositary Shares that represents a share of the underlying equity. The ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the ADS depositary, the applicable issuer and holders of the ADSs, which may be different from the rights of holders of the underlying equity. For example, the applicable issuer may make

February 2017	PS-8

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

distributions in respect of the underlying equity that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the underlying equity may be significant and may materially and adversely affect the value of the securities.

■	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the basket components differ in important respects, they each operate in a limited set of similar industries. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket components will offset the risk that we and Citigroup Inc. may default on our obligations.

■	Our offering of the securities is not a recommendation of the basket, the basket components or the economic sectors in which the basket components operate. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the values of the basket components in a way that has a negative impact on your interests as a holder of the securities.

Furthermore, although the basket component issuers are companies that derive a significant portion of their revenues from the financial technology, financial services or e-commerce industries, we make no representation that the particular basket components included in the basket are representative of those industries generally. The basket may perform poorly even if those industries generally perform well. Investors should make an independent investigation into the basket components and make an independent determination whether to obtain exposure to the basket through an investment in the securities.

■	The value of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the basket components and other financial instruments related to the basket components or such securities and may adjust such positions during the term of the securities. Our affiliates also trade the basket components and other financial instruments related to the basket components or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

■	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

■	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the basket component issuers that may require dilution adjustments or the delisting of the basket components, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

■	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

February 2017	PS-9

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of the securities, historical information on the performance of the basket does not exist for dates prior to the strike date. The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from July 6, 2015 to February 1, 2017, assuming that the basket was created on July 6, 2015 with the same basket components and corresponding weights and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing prices of the basket components on the applicable dates.

We have provided hypothetical historical performance information for the basket from July 6, 2015 because that is the earliest date from which trading information is available for each of the basket components. The hypothetical historical performance information below covers only a limited period of time and therefore does not reflect a variety of market circumstances. We obtained these closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance July 6, 2015 to February 1, 2017

Information About the Basket Components

The information set forth below about the issuer of each basket component has been obtained from publicly available sources, without independent verification. Each basket component is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by the issuer of each basket component with the SEC can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each of these issuers can be located by reference to its SEC file number provided below. In addition, information regarding each of these issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the basket components. We have derived all disclosures contained in this pricing supplement regarding the issuers of the basket components and the basket components from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the basket components, such publicly available documents or any other publicly available information regarding those issuers.

February 2017	PS-10

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The issuers of the basket components are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities. Neither Citigroup Inc. nor any of its respective subsidiaries makes any representation to you as to the performance of the basket components. You should review the publicly available information regarding the issuers of the basket components described above in order to reach your own conclusion as to the relationship among the basket components and in order to evaluate any other relevant characteristics related to the issuers of the basket components. Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the characteristics of the basket components or any relationship or correlation among the basket components.

PayPal Holdings, Inc. is a technology platform company that enables digital and mobile payments on behalf of consumers and merchants worldwide. Its SEC file number is 001-36859. The shares of common stock of PayPal Holdings, Inc. trade on the NASDAQ under the ticker symbol of “PYPL.”

VeriFone Systems, Inc. is a provider of payment solutions and complementary services. Its SEC file number is 001-32465. The shares of common stock of VeriFone Systems, Inc. trade on the NYSE under the ticker symbol of “PAY.”

Fidelity National Information Services, Inc. is a financial services technology company that offers solutions in retail and enterprise banking, payments, capital markets, asset and wealth management, risk and compliance, treasury and insurance, and provides financial consulting and outsourcing services. Its SEC file number is 001-16427. The shares of common stock of Fidelity National Information Services, Inc. trade on the NYSE under the ticker symbol of “FIS.”

Capital One Financial Corporation is a diversified financial services holding company with banking and non-banking subsidiaries that offers a broad array of financial products and services to consumers, small businesses and commercial clients through branches, the internet and other distribution channels. Its SEC file number is 001-13300. The shares of common stock of Capital One Financial Corporation trade on the NYSE under the ticker symbol of “COF.”

Discover Financial Services is a direct banking and payment services company. Its SEC file number is 001-33378. The shares of common stock of Discover Financial Services trade on the NYSE under the ticker symbol of “DFS.”

Visa Inc. is a global payments technology company that connects consumers, merchants, financial institutions, businesses, strategic partners and government entities in more than 200 countries and territories to fast, secure and reliable electronic payments. Its SEC file number is 001-33977. The shares of class A common stock of Visa Inc. trade on the NYSE under the ticker symbol of “V.”

FleetCor Technologies, Inc. is a global provider of fuel cards, commercial payment and data solutions, lodging and transportation management services, stored value solutions, and workforce payment products and services to businesses, retailers, commercial fleets, major oil companies, petroleum marketers and government entities in countries throughout North America, Latin America, Europe, Australia and New Zealand. Its SEC file number is 001-35004. The shares of common stock of FleetCor Technologies, Inc. trade on the NYSE under the ticker symbol of “FLT.”

Blackhawk Network Holdings, Inc. is a prepaid payment network utilizing proprietary technology to offer a range of prepaid gift, telecom and debit cards, in physical and electronic forms, as well as related prepaid products and payment services in the United States and 23 other countries. Its SEC file number is 001-35882. The shares of common stock of Blackhawk Network Holdings, Inc. trade on the NASDAQ under the ticker symbol of “HAWK.”

Amazon.com, Inc. operates retail websites and offers programs that enable third parties to sell products on their websites. Its SEC file number is 000-22513. The shares of common stock of Amazon.com, Inc. trade on the NASDAQ under the ticker symbol of “AMZN.”

Alibaba Group Holding Limited is a Chinese online and mobile commerce company that provides a platform for third parties to sell merchandise. Its SEC file number is 001-36614. The ADSs representing ordinary shares of Alibaba Group Holding Limited Limited trade on the NYSE under the ticker symbol of “BABA.”

Historical Data on the Basket Components

The following tables and associated graphs set forth the published quarterly high and low closing prices and the daily closing prices, respectively, from January 2, 2008 (or the more recent date on which the applicable basket component began trading) through February 1, 2017 for each basket component. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the basket components shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below.  Past movements of the basket components are not indicative of future prices of the basket components.

February 2017	PS-11

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Historical Performance of PayPal Holdings, Inc.

PayPal Holdings, Inc.	High	Low	Dividends
2015
Third Quarter (beginning July 6, 2015)	$40.47	$30.63	$0.00000
Fourth Quarter	$37.90	$31.48	$0.00000
2016
First Quarter	$41.32	$31.20	$0.00000
Second Quarter	$40.31	$34.20	$0.00000
Third Quarter	$41.06	$35.93	$0.00000
Fourth Quarter	$44.15	$38.34	$0.00000
2017
First Quarter (through February 1, 2017)	$41.96	$39.31	$0.00000

The closing price of the common stock of PayPal Holdings, Inc. on February 1, 2017 was $39.31.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of PayPal Holdings, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of PayPal Holdings, Inc.

PayPal Holdings, Inc. – Historical Closing Prices July 5, 2015 to February 1, 2017

Historical Performance of VeriFone Systems, Inc.

VeriFone Systems, Inc.	High	Low	Dividends
2008
First Quarter	$20.70	$14.94	$0.00000
Second Quarter	$16.83	$10.29	$0.00000
Third Quarter	$20.79	$11.23	$0.00000
Fourth Quarter	$16.98	$3.22	$0.00000
2009
First Quarter	$6.93	$3.65	$0.00000
Second Quarter	$8.67	$6.10	$0.00000
Third Quarter	$15.89	$6.89	$0.00000
Fourth Quarter	$16.92	$13.26	$0.00000

February 2017	PS-12

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

VeriFone Systems, Inc.	High	Low	Dividends

2010
First Quarter	$23.06	$17.07	$0.00000
Second Quarter	$21.41	$16.82	$0.00000
Third Quarter	$31.07	$18.43	$0.00000
Fourth Quarter	$41.27	$27.40	$0.00000
2011
First Quarter	$56.84	$39.47	$0.00000
Second Quarter	$55.77	$39.78	$0.00000
Third Quarter	$45.87	$31.12	$0.00000
Fourth Quarter	$44.44	$32.30	$0.00000
2012
First Quarter	$52.06	$36.46	$0.00000
Second Quarter	$54.45	$30.35	$0.00000
Third Quarter	$38.80	$27.85	$0.00000
Fourth Quarter	$33.41	$27.86	$0.00000
2013
First Quarter	$35.94	$18.24	$0.00000
Second Quarter	$23.72	$15.75	$0.00000
Third Quarter	$23.59	$16.75	$0.00000
Fourth Quarter	$26.82	$21.70	$0.00000
2014
First Quarter	$34.85	$25.45	$0.00000
Second Quarter	$37.19	$31.21	$0.00000
Third Quarter	$37.53	$32.81	$0.00000
Fourth Quarter	$38.38	$29.16	$0.00000
2015
First Quarter	$37.51	$31.13	$0.00000
Second Quarter	$38.93	$33.96	$0.00000
Third Quarter	$34.12	$26.20	$0.00000
Fourth Quarter	$31.11	$26.38	$0.00000
2016
First Quarter	$28.48	$20.65	$0.00000
Second Quarter	$29.60	$17.06	$0.00000
Third Quarter	$20.10	$15.53	$0.00000
Fourth Quarter	$18.51	$15.04	$0.00000
2017
First Quarter (through February 1, 2017)	$18.96	$17.85	$0.00000

The closing price of the common stock of VeriFone Systems, Inc. on February 1, 2017 was $18.12.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of VeriFone Systems, Inc., Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of VeriFone Systems, Inc.

February 2017	PS-13

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

VeriFone Systems, Inc. – Historical Closing Prices January 2, 2008 to February 1, 2017

Historical Performance of Fidelity National Information Services, Inc.

Fidelity National Information Services, Inc.	High	Low	Dividends
2008
First Quarter	$24.23	$20.23	$0.05000
Second Quarter	$23.49	$19.44	$0.05000
Third Quarter	$23.31	$18.09	$0.05000
Fourth Quarter	$18.18	$12.47	$0.05000
2009
First Quarter	$18.55	$15.52	$0.05000
Second Quarter	$20.49	$16.88	$0.05000
Third Quarter	$25.70	$19.43	$0.05000
Fourth Quarter	$24.85	$21.76	$0.05000
2010
First Quarter	$24.84	$22.28	$0.05000
Second Quarter	$29.90	$23.69	$0.05000
Third Quarter	$28.79	$25.66	$0.05000
Fourth Quarter	$28.82	$26.57	$0.05000
2011
First Quarter	$32.79	$27.95	$0.05000
Second Quarter	$33.54	$30.07	$0.05000
Third Quarter	$31.32	$24.10	$0.05000
Fourth Quarter	$27.31	$22.58	$0.05000
2012
First Quarter	$33.35	$26.43	$0.20000
Second Quarter	$34.08	$31.24	$0.20000
Third Quarter	$34.80	$30.71	$0.20000
Fourth Quarter	$36.97	$30.89	$0.20000
2013
First Quarter	$39.62	$35.57	$0.22000
Second Quarter	$45.80	$39.05	$0.22000
Third Quarter	$47.41	$42.80	$0.22000
Fourth Quarter	$53.68	$44.90	$0.22000

February 2017	PS-14

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Fidelity National Information Services, Inc.	High	Low	Dividends
2014
First Quarter	$56.55	$48.87	$0.24000
Second Quarter	$55.29	$51.28	$0.24000
Third Quarter	$58.51	$54.86	$0.24000
Fourth Quarter	$64.04	$52.38	$0.24000
2015
First Quarter	$68.68	$61.25	$0.26000
Second Quarter	$68.51	$61.78	$0.26000
Third Quarter	$71.86	$61.58	$0.26000
Fourth Quarter	$73.50	$58.52	$0.26000
2016
First Quarter	$63.31	$56.04	$0.26000
Second Quarter	$75.45	$63.44	$0.26000
Third Quarter	$80.84	$74.25	$0.26000
Fourth Quarter	$79.00	$73.92	$0.26000
2017
First Quarter (through February 1, 2017)	$80.07	$76.98	$0.29000

The closing price of the common stock of Fidelity National Information Services, Inc. on February 1, 2017 was $79.02.

On January 25, 2017, Fidelity National Information Services, Inc. declared a cash dividend of $0.29000 per share of common stock payable on March 31, 2017. We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Fidelity National Information Services, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Fidelity National Information Services, Inc.

Fidelity National Information Services, Inc. – Historical Closing Prices January 2, 2008 to February 1, 2017

February 2017	PS-15

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Historical Performance of Capital One Financial Corporation

Capital One Financial Corporation	High	Low	Dividends
2008
First Quarter	$56.97	$39.68	$0.37500
Second Quarter	$55.96	$38.01	$0.37500
Third Quarter	$56.05	$33.75	$0.37500
Fourth Quarter	$51.42	$25.19	$0.37500
2009
First Quarter	$34.14	$8.31	$0.37500
Second Quarter	$31.34	$12.81	$0.50000
Third Quarter	$39.00	$20.47	$0.50000
Fourth Quarter	$41.05	$33.19	$0.50000
2010
First Quarter	$43.02	$34.63	$0.50000
Second Quarter	$46.73	$38.02	$0.50000
Third Quarter	$45.00	$37.12	$0.50000
Fourth Quarter	$42.78	$36.55	$0.50000
2011
First Quarter	$52.76	$43.68	$0.50000
Second Quarter	$56.21	$47.87	$0.50000
Third Quarter	$54.31	$37.63	$0.50000
Fourth Quarter	$47.07	$37.75	$0.50000
2012
First Quarter	$57.15	$43.75	$0.50000
Second Quarter	$56.36	$48.40	$0.50000
Third Quarter	$59.37	$53.36	$0.50000
Fourth Quarter	$61.40	$54.77	$0.50000
2013
First Quarter	$62.88	$50.80	$0.50000
Second Quarter	$62.81	$52.76	$0.30000
Third Quarter	$69.70	$63.59	$0.30000
Fourth Quarter	$76.61	$67.83	$0.30000
2014
First Quarter	$78.02	$68.66	$0.30000
Second Quarter	$83.49	$72.95	$0.30000
Third Quarter	$84.95	$78.04	$0.30000
Fourth Quarter	$83.31	$76.43	$0.30000
2015
First Quarter	$82.49	$73.21	$0.30000
Second Quarter	$89.38	$79.67	$0.40000
Third Quarter	$91.71	$71.55	$0.40000
Fourth Quarter	$81.42	$72.18	$0.40000
2016
First Quarter	$71.03	$58.66	$0.40000
Second Quarter	$75.96	$58.15	$0.40000
Third Quarter	$72.50	$60.86	$0.40000
Fourth Quarter	$90.62	$71.07	$0.40000
2017
First Quarter (through February 1, 2017)	$90.30	$86.37	$0.00000

The closing price of the common stock of Capital One Financial Corporation on February 1, 2017 was $87.51.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Capital One Financial Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Capital One Financial Corporation.

February 2017	PS-16

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Capital One Financial Corporation – Historical Closing Prices January 2, 2008 to February 1, 2017

Historical Performance of Discover Financial Services

Discover Financial Services	High	Low	Dividends
2008
First Quarter	$17.96	$12.55	$0.06000
Second Quarter	$19.25	$13.15	$0.06000
Third Quarter	$17.63	$12.93	$0.06000
Fourth Quarter	$13.78	$6.67	$0.06000
2009
First Quarter	$9.75	$4.89	$0.06000
Second Quarter	$10.69	$6.40	$0.02000
Third Quarter	$16.41	$9.12	$0.02000
Fourth Quarter	$17.08	$13.95	$0.02000
2010
First Quarter	$15.52	$12.76	$0.02000
Second Quarter	$16.26	$12.43	$0.02000
Third Quarter	$16.77	$13.84	$0.02000
Fourth Quarter	$19.27	$16.31	$0.02000
2011
First Quarter	$24.98	$18.62	$0.02000
Second Quarter	$26.75	$22.43	$0.06000
Third Quarter	$27.52	$20.73	$0.06000
Fourth Quarter	$25.43	$22.09	$0.06000
2012
First Quarter	$33.83	$24.21	$0.10000
Second Quarter	$34.58	$30.72	$0.10000
Third Quarter	$39.73	$34.18	$0.10000
Fourth Quarter	$41.61	$37.96	$0.10000
2013
First Quarter	$45.02	$37.80	$0.14000
Second Quarter	$49.14	$42.25	$0.20000
Third Quarter	$52.82	$47.21	$0.20000
Fourth Quarter	$55.95	$48.74	$0.20000

February 2017	PS-17

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Discover Financial Services	High	Low	Dividends
2014
First Quarter	$59.41	$52.21	$0.20000
Second Quarter	$62.44	$55.15	$0.24000
Third Quarter	$65.59	$59.15	$0.24000
Fourth Quarter	$66.38	$60.42	$0.24000
2015
First Quarter	$65.36	$54.38	$0.24000
Second Quarter	$60.34	$57.18	$0.28000
Third Quarter	$59.66	$50.60	$0.28000
Fourth Quarter	$57.65	$51.75	$0.28000
2016
First Quarter	$52.71	$43.25	$0.28000
Second Quarter	$57.39	$50.26	$0.28000
Third Quarter	$60.02	$52.33	$0.30000
Fourth Quarter	$73.18	$54.47	$0.30000
2017
First Quarter (through February 1, 2017)	$73.94	$68.77	$0.00000

The closing price of the common stock of Discover Financial Services on February 1, 2017 was $68.77.

On January 19, 2017, Discover Financial Services declared a cash dividend of $0.30000 per share of common stock payable on February 23, 2017. We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Discover Financial Services in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Discover Financial Services.

Discover Financial Services – Historical Closing Prices January 2, 2008 to February 1, 2017

February 2017	PS-18

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Historical Performance of Visa Inc.

Visa Inc.	High	Low	Dividends
2008
First Quarter (beginning March 19, 2008)	$16.09	$14.13	$0.00000
Second Quarter	$22.13	$15.40	$0.00000
Third Quarter	$20.35	$14.45	$0.02625
Fourth Quarter	$15.33	$11.60	$0.02625
2009
First Quarter	$14.40	$10.61	$0.02625
Second Quarter	$17.45	$13.57	$0.02625
Third Quarter	$18.60	$14.87	$0.02625
Fourth Quarter	$22.24	$16.95	$0.03125
2010
First Quarter	$23.31	$20.29	$0.03125
Second Quarter	$24.15	$17.52	$0.03125
Third Quarter	$19.35	$16.37	$0.03125
Fourth Quarter	$20.22	$16.73	$0.03750
2011
First Quarter	$19.04	$17.28	$0.03750
Second Quarter	$21.64	$18.34	$0.03750
Third Quarter	$23.21	$19.81	$0.03750
Fourth Quarter	$25.79	$21.07	$0.05500
2012
First Quarter	$30.02	$24.78	$0.05500
Second Quarter	$31.24	$28.06	$0.05500
Third Quarter	$33.75	$30.19	$0.05500
Fourth Quarter	$38.12	$34.00	$0.08250
2013
First Quarter	$42.46	$38.69	$0.08250
Second Quarter	$46.14	$40.32	$0.08250
Third Quarter	$49.71	$43.28	$0.08250
Fourth Quarter	$55.67	$45.63	$0.10000
2014
First Quarter	$58.25	$53.02	$0.10000
Second Quarter	$53.75	$49.16	$0.10000
Third Quarter	$55.69	$52.26	$0.10000
Fourth Quarter	$66.91	$50.06	$0.12000
2015
First Quarter	$69.57	$61.59	$0.12000
Second Quarter	$70.16	$64.52	$0.12000
Third Quarter	$76.38	$66.73	$0.12000
Fourth Quarter	$80.46	$69.99	$0.14000
2016
First Quarter	$76.78	$67.77	$0.14000
Second Quarter	$81.65	$73.34	$0.14000
Third Quarter	$83.36	$74.06	$0.14000
Fourth Quarter	$83.36	$75.43	$0.16500
2017
First Quarter (through February 1, 2017)	$83.90	$79.50	$0.00000

The closing price of the class A common stock of Visa Inc. on February 1, 2017 was $82.44.

On February 1, 2017, Visa Inc. declared a cash dividend of $0.16500 per share of class A common stock payable on March 7, 2017. We make no representation as to the amount of dividends, if any, that may be paid on the class A common stock of Visa Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Visa Inc.

February 2017	PS-19

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Visa Inc. – Historical Closing Prices March 19, 2008 to February 1, 2017

Historical Performance of FleetCor Technologies, Inc.

FleetCor Technologies, Inc.	High	Low	Dividends
2010
Fourth Quarter (beginning December 15, 2010)	$31.06	$27.25	$0.00000
2011
First Quarter	$34.40	$29.98	$0.00000
Second Quarter	$37.51	$29.16	$0.00000
Third Quarter	$30.15	$25.25	$0.00000
Fourth Quarter	$29.96	$25.78	$0.00000
2012
First Quarter	$39.90	$30.55	$0.00000
Second Quarter	$40.87	$34.01	$0.00000
Third Quarter	$45.60	$34.84	$0.00000
Fourth Quarter	$53.65	$44.38	$0.00000
2013
First Quarter	$76.69	$54.89	$0.00000
Second Quarter	$89.12	$72.42	$0.00000
Third Quarter	$111.17	$82.41	$0.00000
Fourth Quarter	$122.70	$103.09	$0.00000
2014
First Quarter	$130.57	$101.69	$0.00000
Second Quarter	$133.73	$108.75	$0.00000
Third Quarter	$148.60	$128.64	$0.00000
Fourth Quarter	$156.05	$123.44	$0.00000
2015
First Quarter	$156.96	$137.02	$0.00000
Second Quarter	$163.46	$151.28	$0.00000
Third Quarter	$163.86	$137.62	$0.00000
Fourth Quarter	$156.40	$137.94	$0.00000

February 2017	PS-20

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

FleetCor Technologies, Inc.	High	Low	Dividends
2016
First Quarter	$148.75	$113.39	$0.00000
Second Quarter	$155.91	$134.67	$0.00000
Third Quarter	$174.48	$139.51	$0.00000
Fourth Quarter	$175.53	$141.52	$0.00000
2017
First Quarter (through February 1, 2017)	$152.38	$144.65	$0.00000

The closing price of the common stock of FleetCor Technologies, Inc. on February 1, 2017 was $146.34.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of FleetCor Technologies, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of FleetCor Technologies, Inc.

FleetCor Technologies, Inc. – Historical Closing Prices December 15, 2010 to February 1, 2017

Historical Performance of Blackhawk Network Holdings, Inc.

Blackhawk Network Holdings, Inc.	High	Low	Dividends
2013
Second Quarter (beginning April 19, 2013)	$26.67	$22.35	$0.00000
Third Quarter	$25.94	$23.07	$0.00000
Fourth Quarter	$25.83	$20.98	$0.00000
2014
First Quarter	$28.65	$22.41	$0.00000
Second Quarter	$28.22	$23.34	$0.00000
Third Quarter	$32.40	$26.66	$0.00000
Fourth Quarter	$40.01	$31.47	$0.00000
2015
First Quarter	$39.98	$33.36	$0.00000
Second Quarter	$41.97	$34.40	$0.00000
Third Quarter	$45.93	$38.02	$0.00000
Fourth Quarter	$47.95	$39.54	$0.00000

February 2017	PS-21

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Blackhawk Network Holdings, Inc.	High	Low	Dividends
2016
First Quarter	$42.97	$32.59	$0.00000
Second Quarter	$35.54	$31.21	$0.00000
Third Quarter	$37.04	$29.04	$0.00000
Fourth Quarter	$38.70	$29.92	$0.00000
2017
First Quarter (through February 1, 2017)	$38.75	$35.70	$0.00000

The closing price of the common stock of Blackhawk Network Holdings, Inc. on February 1, 2017 was $35.95.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Blackhawk Network Holdings, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Blackhawk Network Holdings, Inc.

Blackhawk Network Holdings, Inc. – Historical Closing Prices April 19, 2013 to February 1, 2017

Historical Performance of Amazon.com, Inc.

Amazon.com, Inc.	High	Low	Dividends
2008
First Quarter	$96.25	$62.43	$0.00000
Second Quarter	$84.51	$71.99	$0.00000
Third Quarter	$88.09	$63.35	$0.00000
Fourth Quarter	$69.58	$35.03	$0.00000
2009
First Quarter	$75.58	$48.44	$0.00000
Second Quarter	$87.56	$73.50	$0.00000
Third Quarter	$93.85	$75.63	$0.00000
Fourth Quarter	$142.25	$88.67	$0.00000
2010
First Quarter	$136.55	$116.00	$0.00000
Second Quarter	$150.09	$108.61	$0.00000
Third Quarter	$160.73	$109.14	$0.00000
Fourth Quarter	$184.76	$153.03	$0.00000

February 2017	PS-22

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Amazon.com, Inc.	High	Low	Dividends
2011
First Quarter	$191.25	$160.97	$0.00000
Second Quarter	$206.07	$178.34	$0.00000
Third Quarter	$241.69	$177.79	$0.00000
Fourth Quarter	$246.71	$173.10	$0.00000
2012
First Quarter	$205.44	$175.93	$0.00000
Second Quarter	$231.90	$185.50	$0.00000
Third Quarter	$261.68	$215.36	$0.00000
Fourth Quarter	$261.50	$220.64	$0.00000
2013
First Quarter	$283.99	$253.39	$0.00000
Second Quarter	$281.76	$248.23	$0.00000
Third Quarter	$318.12	$280.93	$0.00000
Fourth Quarter	$404.39	$298.23	$0.00000
2014
First Quarter	$407.05	$336.52	$0.00000
Second Quarter	$342.99	$288.32	$0.00000
Third Quarter	$360.84	$307.06	$0.00000
Fourth Quarter	$338.64	$287.06	$0.00000
2015
First Quarter	$387.83	$286.95	$0.00000
Second Quarter	$445.99	$370.26	$0.00000
Third Quarter	$548.39	$429.70	$0.00000
Fourth Quarter	$693.97	$520.72	$0.00000
2016
First Quarter	$636.99	$482.07	$0.00000
Second Quarter	$728.24	$586.14	$0.00000
Third Quarter	$837.31	$725.68	$0.00000
Fourth Quarter	$844.36	$719.07	$0.00000
2017
First Quarter (through February 1, 2017)	$839.15	$753.67	$0.00000

The closing price of the common stock of Amazon.com, Inc. on February 1, 2017 was $832.35.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Amazon.com, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com, Inc.

February 2017	PS-23

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Amazon.com, Inc. – Historical Closing Prices January 2, 2008 to February 1, 2017

Historical Performance of Alibaba Group Holding Limited

Alibaba Group Holding Limited	High	Low	Dividends
2014
Third Quarter (beginning September 19, 2014)	$93.89	$87.17	$0.00000
Fourth Quarter	$119.15	$84.95	$0.00000
2015
First Quarter	$105.03	$81.58	$0.00000
Second Quarter	$93.88	$79.54	$0.00000
Third Quarter	$84.15	$57.39	$0.00000
Fourth Quarter	$85.40	$58.87	$0.00000
2016
First Quarter	$79.03	$60.57	$0.00000
Second Quarter	$82.00	$74.23	$0.00000
Third Quarter	$109.36	$78.64	$0.00000
Fourth Quarter	$108.41	$86.79	$0.00000
2017
First Quarter (through February 1, 2017)	$104.06	$88.60	$0.00000

The closing price of the ADSs representing ordinary shares of Alibaba Group Holding Limited on February 1, 2017 was $101.57.

We make no representation as to the amount of dividends, if any, that may be paid on the ADSs representing ordinary shares of Alibaba Group Holding Limited in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the ADSs representing ordinary shares of Alibaba Group Holding Limited.

February 2017	PS-24

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Alibaba Group Holding Limited – Historical Closing Prices September 19, 2014 to February 1, 2017

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities,

February 2017	PS-25

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”). Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to an underlier, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be supplemented and superseded in the final pricing supplement or as may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $15.00 for each $1,000 security sold in this offering. Selected dealers not affiliated with CGMI and their financial advisors will collectively receive from CGMI a selling concession of up to $15.00 for each $1,000 security they sell. Selected dealers through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our selected dealers, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle three business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than three business days after the pricing date, investors who wish to sell the securities at any time prior to the third business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

February 2017	PS-26

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to

February 2017	PS-27

Citigroup Global Markets Holdings Inc.
Upturn Securities Based on a Basket of Ten Stocks Due August----, 2018

Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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February 2017	PS-28